Exhibit 99.1
L BRANDS REPORTS FIRST QUARTER EARNINGS

- UPDATES EARNINGS GUIDANCE -

Columbus, Ohio (May 23, 2018) - L Brands, Inc. (NYSE: LB) today reported first quarter earnings results.

Earnings per share for the first quarter ended May 5, 2018, were $0.17 compared to $0.33 for the quarter ended April 29, 2017. First quarter operating income was $154.8 million compared to $209.2 million last year, and net income was $47.5 million compared to $94.1 million last year.

The company reported net sales of $2.626 billion for the first quarter ended May 5, 2018, an increase of 8 percent compared to sales of $2.437 billion for the quarter ended April 29, 2017. Comparable sales for the first quarter ended May 5, 2018, increased 3 percent compared to the thirteen weeks ended May 6, 2017.

2018 Outlook
The company decreased its guidance for 2018 full-year earnings per share to $2.70 to $3.00 from $2.95 to $3.25 previously, and issued guidance for second quarter earnings per share between $0.30 and $0.35.

Earnings Call and Additional Information
L Brands will conduct its first quarter earnings call at 9:00 a.m. Eastern on May 24.  To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978); conference ID 6798696.  For an audio replay, call 1-855-859-2056 (international replay number: 1-404-537-3406); conference ID 6798696 or log onto www.LB.com.  Additional first quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,069 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are sold in more than 800 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the first quarter earnings call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the first quarter earnings call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the first quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2017 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FIRST QUARTER 2018

Comparable Sales Increase (Decrease) (Stores and Direct):

	First Quarter	First Quarter
	2018	2017
Victoria's Secret[1]	1%	(14%)
Bath & Body Works[1]	8%	2%
L Brands[2]	3%	(9%)

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	First Quarter	First Quarter
	2018	2017
Victoria's Secret[1]	(5%)	(12%)
Bath & Body Works[1]	5%	(1%)
L Brands[2]	(2%)	(9%)

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	First Quarter	First Quarter
	2018	2017
Victoria's Secret[1]	$1,235.9	$1,246.5
Victoria's Secret Direct	353.5	286.5
Total Victoria's Secret	$1,589.4	$1,533.0

Bath & Body Works[1]	$648.6	$588.4
Bath & Body Works Direct	111.8	89.6
Total Bath & Body Works	$760.4	$678.0

VS & BBW International[2]	$135.1	$103.3
Other	$140.9	$122.2
L Brands	$2,625.8	$2,436.5

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/3/18	Opened	Closed	at 5/5/18
Victoria's Secret U.S.	984	1	(5)	980
PINK U.S.	140	—	—	140
Victoria's Secret Canada	39	—	—	39
PINK Canada	7	—	(1)	6
Total Victoria's Secret	1,170	1	(6)	1,165

Bath & Body Works U.S.	1,592	13	(11)	1,594
Bath & Body Works Canada	102	—	—	102
Total Bath & Body Works	1,694	13	(11)	1,696

Victoria's Secret U.K./Ireland	19	—	—	19
PINK U.K.	5	—	—	5
Victoria's Secret Beauty and Accessories	29	—	—	29
Victoria's Secret China	7	—	—	7
Total VS & BBW International	60	—	—	60

Henri Bendel	27	—	(3)	24
La Senza U.S.	5	—	—	5
La Senza Canada	119	—	—	119
Total L Brands Stores	3,075	14	(20)	3,069

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/3/18	Opened	Closed	at 5/5/18
Victoria's Secret Beauty & Accessories - Travel Retail	156	11	(4)	163
Bath & Body Works - Travel Retail	9	—	(2)	7
Victoria's Secret Beauty & Accessories	241	2	(6)	237
Victoria's Secret	32	5	—	37
PINK	5	1	—	6
Bath & Body Works	176	13	(1)	188
La Senza	194	—	(2)	192
Total	813	32	(15)	830

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED MAY 5, 2018 AND APRIL 29, 2017
(Unaudited)
(In thousands except per share amounts)
	2018	2017
Net Sales	$2,625,846	$2,436,523
Costs of Goods Sold, Buying and Occupancy	(1,682,016)	(1,533,673)
Gross Profit	943,830	902,850
General, Administrative and Store Operating Expenses	(789,023)	(693,658)
Operating Income	154,807	209,192
Interest Expense	(97,899)	(100,608)
Other Income	1,401	9,863
Income Before Income Taxes	58,309	118,447
Provision for Income Taxes	10,792	24,393
Net Income	$47,517	$94,054

Net Income Per Diluted Share	$0.17	$0.33

Weighted Average Shares Outstanding	281,587	289,327

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com